SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2013

Development Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54566	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Rossmore Boulevard , , Burlington, ON, Canada	L7N 1R9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 289 208-8052

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 8, 2013, Mary-Kathryn Tantum resigned as our Secretary. Following her resignation, our board of directors appointed Johnathan Lindsay as our Secretary.

On July 12, 2013, Johnathan Lindsay resigned as our President. Following his resignation, our board of directors appointed Joseph Ricard as our President and as a member of our board of directors.

The employment history for Mr. Lindsay is in our annual report on Form 10-K filed with the Securities and Exchange Commission on July 3, 2013.

From 2006 to 2007, Joseph Ricard owned a company called "The Tech Shop", which was an IT repair company that he created, managed and later sold off. From 2009 to 2011, Mr. Ricard founded European Navigation Corp that was dedicated to servicing the American Import market, which was based out of Germany. Mr. Ricard has a background in startups with a degree in Information Technology, which he obtained from Florida State University in 2007. Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with Joseph Ricard. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Development Capital Group, Inc.

/s/ Johnathan Lindsey
Johnathan Lindsey
Chief Executive Officer

Date: July 15, 2013

2